Exhibit 99.1

Teradyne Reports Second Quarter 2026 Results

•
Second consecutive quarter of record revenue, exceeding the high end of our Q2 Guidance
•
Revenue up 104% and earnings up over 300% from Q2’25
•
Record Memory revenue driven by continued strength in DRAM and a resurgence in NAND final test

	Q2'26	Q2'25	Q1'26
Revenue (mil)	$1,329	$652	$1,282
GAAP EPS	$2.38	$0.49	$2.53
Non-GAAP EPS	$2.47	$0.57	$2.56

NORTH READING, Mass. – July 28, 2026 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $1,329 million for the second quarter of 2026 of which $1,122 million was in Semiconductor Test, $107 million in Product Test, and $100 million in Robotics. On a GAAP-basis, net income attributable to Teradyne for the second quarter of 2026 was $374.5 million, or $2.38 per diluted share. On a non-GAAP basis, net income attributable to Teradyne for the second quarter of 2026 was $389.0 million, or $2.47 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, and the related tax impact on non-GAAP adjustment.

"Our strategy to capture test and robotics opportunities from wafer to AI data center has driven another record quarter. This strength became evident in the year-on-year market expansion for all three of our business groups,” said Teradyne CEO Greg Smith. “In the short term, our Q3 guidance reflects robust AI-related demand. Looking further ahead, rapid increase in wafer fab equipment investment sets the stage for continued growth in 2027 and beyond."

Guidance for the third quarter of 2026 is revenue of $1,200 million to $1,300 million, with GAAP net income attributable to Teradyne of $1.79 to $2.09 per diluted share and non-GAAP net income attributable to Teradyne of $1.85 to $2.15 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization and amortization on our investment in Technoprobe, as well as the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the second quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, July 29, 2026. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 7:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income attributable to Teradyne excludes acquired intangible assets amortization, restructuring and other, ERP related expenses, inventory step-up, pension mark-to-market adjustment, pension actuarial gains and losses, discrete income tax adjustments, and the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) designs, develops, and manufactures automated test equipment and advanced robotics systems. Its test solutions for semiconductors and electronics products enable Teradyne's customers to consistently deliver on their quality standards. Its advanced robotics business includes collaborative robots and mobile robots that support manufacturing and warehouse operations for companies of all sizes. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements including statements regarding Teradyne’s future business prospects, financial performance or position and results of operations. You can identify forward-looking statements by their use of forward-looking words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “goal” or other comparable terms. Forward-looking statements in this press release address various matters, including statements regarding Teradyne’s financial guidance. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; a slowdown or inability in the development, delivery and acceptance of new products; the ability to grow the Robotics business; the impact of increased research and development spending; the impact of epidemics or pandemics; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in Teradyne’s best interests; changes to U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department of Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the current or future geopolitical conflicts; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China.

The risks included above are not exhaustive. For a more detailed description of the risk factors associated with Teradyne, please refer to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Many of these factors are macroeconomic in nature and are, therefore, beyond Teradyne’s control. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. Teradyne specifically disclaims any obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2026

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands)

	Quarter Ended			Six Months Ended
	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net revenues	$1,328,990	$1,282,494	$651,797	$2,611,484	$1,337,477
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	534,372	501,545	278,785	1,035,916	549,128
Gross profit	794,618	780,949	373,012	1,575,568	788,349
Operating expenses:
Selling and administrative (2)	192,520	166,737	157,782	359,257	315,039
Engineering and development	156,284	135,561	118,382	291,845	236,570
Acquired intangible assets amortization	4,972	2,224	3,733	7,196	8,306
Restructuring and other (3)	3,032	3,425	2,372	6,457	16,887
Operating expenses	356,808	307,947	282,269	664,755	576,802
Income from operations	437,810	473,002	90,743	910,813	211,547
Interest and other (income) expense (4)	(5,809)	7,326	(5,816)	1,517	(4,037)
Income before income taxes	443,619	465,676	96,559	909,296	215,584
Income tax provision	66,788	62,157	12,260	128,945	26,804
Income before equity in net earnings of affiliate	$376,831	$403,519	$84,299	$780,351	$188,780
Equity in net earnings of affiliate	(1,946)	(4,611)	(5,927)	(6,557)	(11,511)
Consolidated net income	374,885	398,908	78,372	773,794	177,269
Less: Net income attributable to noncontrolling interests	352	—	—	352	—
Net income attributable to Teradyne	$374,533	$398,908	$78,372	$773,442	$177,269

Earnings per common share attributable to Teradyne
Basic	$2.39	$2.55	$0.49	$4.94	$1.10
Diluted	$2.38	$2.53	$0.49	$4.91	$1.10
Weighted average common shares - basic	156,470	156,410	159,967	156,440	160,734
Weighted average common shares - diluted	157,693	157,636	160,135	157,664	161,065
Cash dividend declared per common share	$0.13	$0.13	$0.12	$0.26	$0.24

(1)
Cost of revenues includes:

	Quarter Ended			Six Months Ended
	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Provision for excess and obsolete inventory	$3,599	$4,682	$7,402	$8,281	$12,347
Inventory step-up	—	118	343	118	560
Sale of previously written down inventory	(563)	(297)	(1,105)	(860)	(1,429)
	$3,036	$4,503	$6,640	$7,539	$11,478

(2)
For the quarters ended June 28, 2026, March 29, 2026, and June 29, 2025, selling and administrative expenses included $2.5 million, $1.7 million, and $1.1 million, respectively, of expenses directly related to an ERP system implementation. For the six months ended June 28, 2026 and June 29, 2025, selling and administrative expenses included $4.3 million and $1.8 million, respectively, of expenses directly related to an ERP system implementation.

(3)
Restructuring and other consists of:

	Quarter Ended			Six Months Ended
	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Acquisition and divestiture related expenses	$1,532	$1,699	$(422)	$3,231	$1,550
Employee severance (a)	1,404	854	2,320	2,258	13,715
Asset impairment	—	—	72	—	1,214
Other	96	872	402	968	408
	$3,032	$3,425	$2,372	$6,457	$16,887

(a)
For the six months ended June 29, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 150 employees.

(4)
Interest and other includes:

	Quarter Ended			Six Months Ended
	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Pension actuarial losses (gains)	$(157)	$—	$127	$(157)	$127
Loss (gain) on foreign exchange contract	—	—	—	—	(561)

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	June 28, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$349,538	$293,751
Marketable securities	5,291	28,247
Accounts receivable, net	1,109,711	786,913
Inventories, net	403,297	379,552
Prepayments	468,174	427,564
Other current assets	30,011	33,273
Total current assets	2,366,022	1,949,300
Property, plant and equipment, net	634,839	562,999
Operating lease right-of-use assets, net	94,302	76,635
Marketable securities	162,274	126,256
Deferred tax assets	289,582	275,265
Retirement plans assets	12,140	12,059
Equity method investment	514,957	537,098
Other assets	85,774	71,697
Acquired intangible assets, net	101,910	51,271
Goodwill	663,817	521,019
Total assets	$4,925,617	$4,183,599
LIABILITIES
Current liabilities:
Accounts payable	$383,422	$269,185
Accrued employees’ compensation and withholdings	220,690	254,973
Deferred revenue and customer advances	193,840	153,124
Other accrued liabilities	133,399	111,845
Operating lease liabilities	17,258	19,340
Short-term debt	—	200,000
Income taxes payable	164,907	106,740
Total current liabilities	1,113,516	1,115,207
Retirement plans liabilities	151,436	144,874
Long-term deferred revenue and customer advances	62,985	50,888
Deferred tax liabilities	12,929	5,378
Long-term other accrued liabilities	28,569	7,601
Long-term operating lease liabilities	82,869	63,899
Total liabilities	1,452,304	1,387,847
EQUITY
Total Teradyne shareholders' equity	3,437,162	2,795,752
Equity attributable to noncontrolling interests	36,151	—
Total equity	3,473,313	2,795,752
Total liabilities and equity	$4,925,617	$4,183,599

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Cash flows from operating activities:
Consolidated net income	$374,885	$78,372	$773,794	$177,269
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation	28,644	27,312	58,884	52,835
Stock-based compensation	20,063	16,827	41,964	32,031
Equity in net earnings of affiliate	1,946	5,927	6,557	11,511
Amortization	5,006	4,077	7,421	8,856
Provision for excess and obsolete inventory	3,599	7,402	8,281	12,347
Losses (gains) on investments	(8,241)	(4,450)	(4,923)	(1,078)
Deferred taxes	(10,466)	(7,187)	(18,230)	(14,998)
Retirement plan actuarial losses (gains)	(157)	127	(157)	127
Other	474	(317)	2,760	3,168
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	19,841	36,443	(302,176)	49,496
Inventories	(28,678)	7,342	(7,852)	(23,707)
Prepayments and other assets	(63,670)	17,230	(59,621)	30,879
Accounts payable and other liabilities	136,829	27,085	121,803	17,135
Deferred revenue and customer advances	(1,101)	2,857	50,863	13,056
Retirement plans contributions	(1,564)	(4,294)	(3,098)	(5,576)
Income taxes	(8,272)	(32,665)	57,992	(19,625)
Net cash provided by operating activities	469,138	182,088	734,262	343,726
Cash flows from investing activities:
Purchases of property, plant and equipment	(90,706)	(50,408)	(155,439)	(114,429)
Acquisitions of businesses, net of cash and cash equivalents acquired	(165,611)	(127,378)	(165,611)	(144,380)
Purchase of investments in a business	(10,030)	(2,357)	(10,030)	(5,368)
Purchases of marketable securities	(7,438)	(6,396)	(48,235)	(17,150)
Proceeds from maturities of marketable securities	159	5,223	11,069	32,603
Proceeds from sales of marketable securities	2,287	2,854	29,615	8,487
Net cash used for investing activities	(271,339)	(178,462)	(338,631)	(240,237)
Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	300,000	—	350,000	—
Repayments of borrowings on revolving credit facility	(300,000)	—	(550,000)	—
Dividend payments	(20,348)	(19,177)	(40,710)	(38,584)
Repurchase of common stock	(68,720)	(117,398)	(74,238)	(274,873)
Payments related to net settlement of employee stock compensation awards	(1,676)	(229)	(41,113)	(14,954)
Issuance of common stock under stock purchase and stock option plans	—	—	15,101	14,792
Net cash used for financing activities	(90,744)	(136,804)	(340,960)	(313,619)
Effects of exchange rate changes on cash and cash equivalents	539	(3,202)	1,116	(3,972)
(Decrease) increase in cash and cash equivalents	107,594	(136,380)	55,787	(214,102)
Cash and cash equivalents at beginning of period	241,944	475,632	293,751	553,354
Cash and cash equivalents at end of period	$349,538	$339,252	$349,538	$339,252

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	June 28, 2026	% of Net Revenues	March 29, 2026	% of Net Revenues	June 29, 2025	% of Net Revenues
Net revenues	$1,329.0		$1,282.5		$651.8
Gross profit GAAP	794.6	59.8%	780.9	60.9%	373.0	57.2%
Inventory step-up	—	0.0%	0.1	0.0%	0.3	0.0%
Gross profit non-GAAP	794.6	59.8%	781.0	60.9%	373.3	57.3%
Income from operations - GAAP	437.8	32.9%	473.0	36.9%	90.7	13.9%
Acquired intangible assets amortization	5.0	0.4%	2.2	0.2%	3.7	0.6%
Restructuring and other (1)	3.0	0.2%	3.4	0.3%	2.4	0.4%
ERP related expenses (2)	2.5	0.2%	1.7	0.1%	1.1	0.2%
Inventory step-up	—	0.0%	0.1	0.0%	0.3	0.0%
Income from operations - non-GAAP	$448.3	33.7%	$480.4	37.5%	$98.2	15.1%

			Earnings per Common Share attributable to Teradyne				Earnings per Common Share attributable to Teradyne				Earnings per Common Share attributable to Teradyne
	June 28, 2026	% of Net Revenues	Basic	Diluted	March 29, 2026	% of Net Revenues	Basic	Diluted	June 29, 2025	% of Net Revenues	Basic	Diluted
Net income attributable to Teradyne - GAAP	$374.5	28.2%	$2.39	$2.38	$398.9	31.1%	$2.55	$2.53	$78.4	12.0%	$0.49	$0.49
Amortization of equity method investment	7.6	0.6%	0.05	0.05	7.7	0.6%	0.05	0.05	7.4	1.1%	0.05	0.05
Acquired intangible assets amortization	5.0	0.4%	0.03	0.03	2.2	0.2%	0.01	0.01	3.7	0.6%	0.02	0.02
Restructuring and other (1)	3.0	0.2%	0.02	0.02	3.4	0.3%	0.02	0.02	2.4	0.4%	0.02	0.01
ERP related expenses (2)	2.5	0.2%	0.02	0.02	1.7	0.1%	0.01	0.01	1.1	0.2%	0.01	0.01
Pension mark-to-market adjustment (3)	(0.2)	0.0%	(0.00)	(0.00)	—	—	—	—	0.1	0.0%	0.00	0.00
Inventory step-up	—	—	—	—	0.1	0.0%	0.00	0.00	0.3	0.0%	0.00	0.00
Exclude discrete tax adjustments	(1.7)	0.1%	(0.01)	(0.01)	(9.3)	0.7%	(0.06)	(0.06)	0.0	0.0%	0.00	0.00
Non-GAAP tax adjustments	(1.7)	0.1%	(0.01)	(0.01)	(1.8)	0.1%	(0.01)	(0.01)	(1.8)	0.3%	(0.01)	(0.01)
Net income attributable to Teradyne - non-GAAP	$389.0	29.3%	$2.49	$2.47	$402.9	31.4%	$2.58	$2.56	$91.6	14.1%	$0.57	$0.57

GAAP and non-GAAP weighted average common shares - basic	156.5				156.4				160.0
GAAP and non-GAAP weighted average common shares - diluted	157.7				157.6				160.1

(1)
Restructuring and other consists of:

	Quarter Ended
	June 28, 2026	March 29, 2026	June 29, 2025
Acquisition and divestiture related expenses	$1.5	$1.7	$(0.4)
Employee severance	1.4	0.9	2.3
Asset impairment	—	—	0.1
Other	0.1	0.9	0.4
	$3.0	$3.5	$2.4

(2)
For the quarters ended June 28, 2026, March 29, 2026, and June 29, 2025, selling and administrative expenses included costs directly related to an ERP system implementation.
(3)
For the quarters ended June 28, 2026 and June 29, 2025, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

	Six Months Ended
	June 28, 2026	% of Net Revenues	June 29, 2025	% of Net Revenues
Net Revenues	$2,611.5		$1,337.5
Gross profit GAAP	1,575.6	60.3%	788.3	58.9%
Inventory step-up	0.1	0.0%	0.6	0.0%
Gross profit non-GAAP	1,575.7	60.3%	788.9	59.0%
Income from operations - GAAP	910.8	34.9%	211.5	15.8%
Acquired intangible assets amortization	7.2	0.3%	8.3	0.6%
Restructuring and other (1)	6.5	0.2%	16.9	1.3%
ERP related expenses (2)	4.3	0.2%	1.8	0.1%
Inventory step-up	0.1	0.0%	0.6	0.0%
Income from operations - non-GAAP	$928.9	35.6%	$239.1	17.9%

			Earnings per Common Share attributable to Teradyne				Earnings per Common Share attributable to Teradyne
	June 28, 2026	% of Net Revenues	Basic	Diluted	June 29, 2025	% of Net Revenues	Basic	Diluted
Net income attributable to Teradyne - GAAP	$773.4	29.6%	$4.94	$4.91	$177.3	13.3%	$1.10	$1.10
Amortization of equity method investment	15.3	0.6%	0.10	0.10	14.8	1.1%	0.09	0.09
Acquired intangible assets amortization	7.2	0.3%	0.05	0.05	8.3	0.6%	0.05	0.05
Restructuring and other (1)	6.5	0.2%	0.04	0.04	16.9	1.3%	0.11	0.10
ERP related expenses (2)	4.3	0.2%	0.03	0.03	1.8	0.1%	0.01	0.01
Inventory step-up	0.1	0.0%	0.00	0.00	0.6	0.0%	0.00	0.00
Pension mark-to-market adjustment (3)	(0.2)	0.0%	(0.00)	(0.00)	0.1	0.0%	0.00	0.00
Loss (gain) on foreign exchange contract	—	—	—	—	(0.6)	0.0%	(0.00)	(0.00)
Exclude discrete tax adjustments	(11.0)	0.4%	(0.07)	(0.07)	0.9	0.1%	0.01	0.01
Non-GAAP tax adjustments	(3.7)	0.1%	(0.02)	(0.02)	(6.9)	0.5%	(0.04)	(0.04)
Net income attributable to Teradyne - non-GAAP	$791.9	30.3%	$5.06	$5.02	$213.2	15.9%	$1.33	$1.32

GAAP and non-GAAP weighted average common shares - basic	156.4				160.7
GAAP and non-GAAP weighted average common shares - diluted	157.7				161.1

(1)
Restructuring and other consists of:

	Six Months Ended
	June 28, 2026	June 29, 2025
Acquisition and divestiture related expenses	$3.2	$1.6
Employee severance (a)	2.3	13.7
Asset impairment	—	1.2
Other	1.0	0.4
	$6.5	$16.9

(a)
For the six months ended June 29, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 150 employees.
(2)
For the six months ended June 28, 2026 and June 29, 2025, selling and administrative expenses included costs directly related to an ERP system implementation.
(3)
For the six months ended June 28, 2026, and June 29, 2025, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

GAAP to Non-GAAP Reconciliation of Third Quarter 2026 guidance:

GAAP and non-GAAP third quarter revenue guidance:	$1,200 million	to	$1,300 million
GAAP net income attributable to Teradyne per diluted share	$1.79		$2.09
Exclude acquired intangible assets amortization	0.03		$0.03
Exclude equity method investment amortization	0.05		$0.05
Non-GAAP tax adjustments	(0.01)		$(0.01)
Non-GAAP net income attributable to Teradyne per diluted share	$1.85		$2.15

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Amy McAndrews 978-370-3945
Vice President of Corporate Relations